Strongbow Advisors, INC

AGREEMENT TO APPOINT RECEIVER

PARTIES:

Robert Stevens, and Strongbow Advisors, Inc. ("Stevens" or "Receiver")

Nickolas S. Tabraue on behalf of the Board of Directors of Earth Science Tech, Inc. (the "Board") and certain shareholders holding in excess of 10% of the issued and outstanding shares of the Common Stock of Earth Science Tech, Inc.

VENUE:

This agreement is subject to the laws of the State of Nevada and all parties consent to the jurisdiction of the state and federal courts in Nevada, Clark County.

PURPOSE:

Due to an arbitration award that has not yet been reduced to a judgment, the Board on its own initiative and on behalf of certain shareholder's voting more than 10% of the outstanding shares of Earth Science Tech, Inc., a Nevada corporation ("ETST") wishes to appoint Stevens as receiver over ETST for the purposes of protecting the assets and property of ETST for the benefit of its creditors and stockholders with the objective of returning ETST to a financially solvent and profitable company.

The Board has interest and obligation to protect the company and its assets and it and at least one of the shareholders that holds more than 10% of the total shares of ETST, wishes to appoint Stevens as receiver over ETST, to be ratified as soon as possible in Nevada court under NRS§78.630.

RETAINER FOR FEES:

This Agreement will be deemed effective upon execution and payment of a $10,000 retainer for any and all applicable fees to Stevens (wiring instructions below), and if the appointment of Stevens as receiver is for any reason unsuccessful, the retainer shall be fully refundable less costs and fees spent. If successful in the receiver appointment and ratification, this retainer shall become a liability of the receiver estate and due and owing to the party paying the retainer and secured and filed in the active case as a "Receiver Certificate".

"Stevens" "Officer"

Robert Stevens
of Strongbow Advisors, Inc.

387 Corona St., Suite 555

Denver, CO 80218

Nickolas Salomon Tabraue, President on behalf
the Board of Directors

Earth Science Tech, Inc.

8000 NW 31st Street, Unit 19

Strongbow Advisors, INC

robert@somerset.vc

Dated: ____________________

Doral, FL 33122

nick@earthsciencetech.com

Dated: 11/16/18

Strongbow Advisors, INC

WIRE INSTRUCTIONS:

Capital One Bank NA

PO BOX 85319

Richmond, VA 23238

ABA #031176110

Credit to:

STRONGBOW ADVISORS INC.

387 Corona St., Suite 387

Denver, CO 80218

Account number: 36022410990